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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 19, 2003, except for Note 2 as to which the date is August 19, 2003 and Note 1 as to which the date is September 30, 2003 relating to the financial statements and financial statement schedule of Carter Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, CT
October 1, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS